REEBOK INTERNATIONAL LTD.
              (Amounts in Thousands, Except Per Share Data)

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Exhibit 11  -  Statement RE:  Computation of Per Share Earnings

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                                           Three Months Ended      Six Months Ended
                                               June 30,                 June 30,
                                           __________________      ________________

                                           1994         1993        1994       1993
                                           ____         ____        ____       ____
Primary
________________________________

Average shares outstanding                82,626      87,135      82,957     87,906

Net effect of dilutive stock options       1,781       2,216       1,906      2,271
                                         _______     _______    ________   ________
Total                                     84,407      89,351      84,863     90,177

                                         =======     =======    ========   ========

Net income                               $51,008     $41,028    $116,797   $108,797

                                         =======     =======    ========   ========

Per share amount                         $  0.60     $  0.46    $   1.38   $   1.21

                                         =======     =======    ========   ========

Fully Diluted
________________________________

Average shares outstanding                82,626      87,135      82,957     87,906

Net effect of dilutive stock options       1,781       2,216       1,968      2,310
                                         _______     _______    ________   ________

Total                                     84,407      89,351      84,925     90,216

                                         =======     =======    ========   ========

Net income                               $51,008     $41,028    $116,797   $108,797

                                         =======     =======    ========   ========

Per share amount                         $  0.60     $  0.46    $   1.38   $   1.21

                                         =======     =======    ========   ========

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